UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2006 (September 22, 2006)
TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number: 001-32504

Delaware	20-2311383

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Two Westbrook Corporate Center
Suite 1070
Westchester, IL	60154

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     The information set forth below in Item 2.03 is hereby incorporated into this Item 1.01 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On September 22, 2006, TreeHouse Foods, Inc. (NYSE: THS) (“TreeHouse” or the “Company”) completed a private placement of $100 million in aggregate principal amount of its 6.03% Senior Notes due 2013 (the “Notes”). The Notes were sold pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to a Note Purchase Agreement, dated as of September 22, 2006, among TreeHouse and the purchasers signatory thereto (the “Purchase Agreement”). All of the Company’s obligations under the Notes are fully and unconditionally guaranteed by Bay Valley Foods, LLC, a wholly-owned subsidiary of the Company (the “Subsidiary Guarantor”). The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act.
     Interest on the Notes will accrue from September 22, 2006, and TreeHouse will pay interest semi-annually on March 31 and September 30 of each year, beginning March 31, 2007, until the Notes mature on September 30, 2013. The Company may prepay some or all of the Notes at any time or from time to time pursuant to the terms of the Purchase Agreement.
     The Purchase Agreement contains covenants that will limit the ability of TreeHouse and its subsidiaries to, among other things, merge with other entities, change the nature of its business, create liens, incur additional indebtedness or sell assets. The Purchase Agreement also requires the Company to maintain certain financial ratios. Events of default under the Purchase Agreement include but are not limited to (i) a default in the payment of principal of the Notes or, following a period of 5 business days, of interest, (ii) a breach of the Company’s covenants or warranties under the Purchase Agreement or the Subsidiary Guarantor’s under its guaranty, (iii) any payment default or acceleration of indebtedness of TreeHouse or any subsidiary if the total amount of such indebtedness unpaid or accelerated exceeds $25 million and (iv) events of bankruptcy, insolvency or liquidation involving the Company or its material subsidiaries.
     TreeHouse will use the proceeds from the sale of the Notes to refinance existing indebtedness and for general corporate purposes.
     The descriptions set forth above are qualified in their entirety by the Purchase Agreement, a copy of which is filed as an exhibit to this report and is incorporated by reference herein.
Item 7.01. Regulation FD Disclosure
     On September 22, 2006, TreeHouse issued a press release relating to the closing of the sale of the Notes and its previously disclosed amendments to its revolving credit facility. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit	Exhibit
Number	Description

4.1	Note Purchase Agreement, dated as of September 22, 2006, by and among TreeHouse Foods, Inc. and each of the purchasers signatory thereto.
99.1	Press release dated September 22, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.
Date: September 22, 2006	By:	/s/ Thomas E. O'Neill
Thomas E. O'Neill
General Counsel, Senior Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description

4.1	Note Purchase Agreement, dated as of September 22, 2006, by and among TreeHouse Foods, Inc. and each of the purchasers signatory thereto.
99.1	Press Release dated September 22, 2006